UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 14, 2007

The 2007 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Thursday, June 14, 2007, at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, WA 98109, for the following purposes:

1. To elect eight directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007;

3. To re-approve the material terms of the performance goals in the Company’s 1997 Stock Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code (the “Code”); and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors and “FOR” the re-approval of the material terms of the performance goals in the Company’s 1997 Stock Incentive Plan pursuant to Section 162(m) of the Code.

The Board of Directors has fixed April 17, 2007, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you either vote via the Internet or by telephone by following the instructions on your proxy card, or mark, sign, date, and return the enclosed proxy card in the postage-paid envelope provided. Shareholders of record who attend the Annual Meeting may vote in person even if they have previously voted. If you are unable to attend the Annual Meeting in person, you can listen to the webcast live, or on replay, by visiting www.amazon.com/ir.

Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone helps save your Company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors

L. Michelle Wilson Secretary

Seattle, Washington

April 27, 2007

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 14, 2007

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Pacific Time, on Thursday, June 14, 2007, at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, WA 98109, and at any adjournment or postponement thereof.

The Company’s principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, WA 98144. This Proxy Statement and the accompanying proxy card are first being mailed to the shareholders of the Company on or about April 27, 2007.

Outstanding Securities and Quorum

Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on April 17, 2007, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 409,680,644 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the ratification of the appointment of the Company’s independent auditors and “FOR” the re-approval of the material terms of the performance goals in the Company’s 1997 Stock Incentive Plan (the “1997 Plan”) pursuant to Section 162(m) of the Code. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Mellon Investor Services LLC, the Company’s stock transfer agent, a proxy card for voting those shares will be included with this Proxy Statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this Proxy Statement to instruct it how to vote your shares.

Record holders and many street name holders may vote on the Internet or by telephone. Using the Internet or telephone helps save your company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

http://www.proxyvoting.com/amzn

Shares Held in Street Name:

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read this Proxy Statement.

Go to the applicable website listed above.

Have your proxy card or voting instruction form in hand and follow the instructions. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

VOTE BY TELEPHONE

Shares Held of Record: (866) 540-5760

Shares Held in Street Name:

See voting instruction form

Toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read this Proxy Statement.

For record holders, call the toll-free number above.

For street name holders, call the telephone number on your voting instruction form.

Have your proxy card or voting instruction form in hand and follow the instructions.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting, but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank or brokerage firm or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below.

Revocation

If you own common stock of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of directors constituting the Board at eight. The Nominating and Corporate Governance Committee has recommended and the Board has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, John Seely Brown, L. John Doerr, William B. Gordon, Myrtle S. Potter, Thomas O. Ryder, and Patricia Q. Stonesifer. Each of the nominees is currently a director of the Company and was elected to the Board at our 2006 Annual Meeting to hold office until the 2007 Annual Meeting and until his or her successor has been elected and qualified. Each properly executed proxy will be voted “FOR” the election of each of these nominees, unless the shareholder indicates on the proxy that votes are to be withheld as to one or more nominees. The eight nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, shall be elected directors. Shareholders may not cumulate their votes in the election of directors. Withheld votes and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker does not then vote them on the shareholder’s behalf.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

Jeffrey P. Bezos, age 43, has been Chairman of the Board of the Company since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President of the Company from founding until June 1999 and again from October 2000 to the present.

Tom A. Alberg, age 67, has been a director of the Company since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, L.L.C., a venture capital firm, since September 1999, and a principal in Madrona Investment Group, LLC, a private investment firm, since January 1996. Mr. Alberg is also a director of several private companies.

John Seely Brown, age 67, has been a director of the Company since June 2004. Mr. Brown is a Senior Fellow at the Annenberg Center for Communication at the University of Southern California. He was the Chief Scientist of Xerox Corporation until April 2002, and director of the Xerox Palo Alto Research Center (PARC), until June 2000. Mr. Brown is also a director of Corning Incorporated, Varian Medical Systems, Inc. and Polycom, Inc.

L. John Doerr, age 55, has been a director of the Company since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Mr. Doerr is also a director of Google Inc., Move, Inc. and Intuit, Inc., as well as several private companies.

William B. Gordon, age 57, has been a director of the Company since April 2003. Mr. Gordon is a co-founder of Electronic Arts, Inc. and has been Executive Vice President and Chief Creative Officer of Electronic Arts, Inc. since March 1998.

Myrtle S. Potter, age 48, has been a director of the Company since April 2004. Ms. Potter has been Chief Executive Officer of Chapman Properties, Inc., a group of real estate sales, financing and development companies, since September 2006, and a consultant with Myrtle Potter Consulting, LLC, a healthcare consulting company, since August 2005. At Genentech, Inc. Ms. Potter was President, Commercial Operations, from March 2004 to August 2005 and Executive Vice President, Commercial Operations and Chief Operating Officer from May 2000 to March 2004. Ms. Potter is also a director of FoxHollow Technologies, Inc.

Thomas O. Ryder, age 62, has been a director of the Company since November 2002. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006, and was Chief

Executive Officer from April 1998 to December 2005. Mr. Ryder is also a director of Starwood Hotels & Resorts Worldwide, Inc.

Patricia Q. Stonesifer, age 50, has been a director of the Company since February 1997. Ms. Stonesifer has been Chief Executive Officer of the Bill and Melinda Gates Foundation since January 2006 and was its President and Co-chair from June 1997 to January 2006.

Although the Board expects that the eight nominees will be available to serve as directors, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominees as may be designated by the Board, or the Board may decrease the size of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Corporate Governance and Related Matters

General

The Board is responsible for the control and direction of the Company. The Board represents the Company’s shareholders and its primary purpose is to build long-term shareholder value. The Board has determined that the following seven directors are independent as defined by Nasdaq rules: Mr. Alberg, Mr. Brown, Mr. Doerr, Mr. Gordon, Ms. Potter, Mr. Ryder, and Ms. Stonesifer. In assessing directors’ independence, the Board took into account certain transactions, relationships and arrangements involving some of the directors and concluded that such transactions, relationships and arrangements did not impair the independence of the director. For Mr. Gordon, the Board considered that the Company in the ordinary course of business purchased products in 2006 from Electronic Arts, Inc., where Mr. Gordon is an officer, but such payments were not significant for either the Company or Electronic Arts. For Messrs. Alberg and Doerr, the Board considered that executive officers have in the past and may in the future invest in investment funds managed by entities where Messrs. Alberg and Doerr are managing directors. In addition, executive officers have in the past and may in the future directly invest in companies in which investment funds managed by these entities have also invested. Finally, the Board considered the Company’s indemnification agreement with Geoff Entress and Madrona Venture Group, L.L.C., (“Madrona”) a venture capital firm in which Tom Alberg is a managing director, as disclosed in “Certain Relationships and Related Person Transactions.”

Please visit the Company’s investor relations website at www.amazon.com/ir, under “Investor Information—Corporate Governance” for additional information on the Company’s corporate governance, including:

•	the Company’s Certificate of Incorporation and Bylaws;

•

the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board and on Director attendance at the Company’s annual meetings;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2006, there were seven meetings of the Board. All directors attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members. Seven directors attended the Company’s 2006 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees are responsible to the full Board. The table below provides current membership and meeting information for the last fiscal year for each of the Committees.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X	*
John Seely Brown					X
L. John Doerr					X	*
William B. Gordon			X
Myrtle S. Potter	X
Thomas O. Ryder	X
Patricia Q. Stonesifer			X	*
Total Meetings in 2006	9		3		2

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below. The Board has determined that the directors serving on each of these Committees satisfies applicable Nasdaq standards for independence.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Board has designated Mr. Alberg as the Audit Committee Financial Expert, as defined by Item 407(d)(5)(i) of Regulation S-K of the Securities Exchange Act of 1934.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates the Company’s programs and practices relating to leadership development, reviews and establishes compensation of the Company’s executive officers, and administers the Company’s stock-based and certain other compensation plans, all with a view toward maximizing long term shareholder value. The Committee may engage compensation consultants but did not do so in 2006. Additional information on the Committee’s processes and procedures for considering and determining executive compensation is contained in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and provides a leadership role with respect to corporate governance of the Company. The Nominating and Corporate Governance Committee also recommends to the Board compensation for newly elected directors and reviews director compensation as necessary.

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management, as well those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance or marketing.

Shareholders wishing to submit recommendations for director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•

the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Committee for the 2008 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary by Saturday, December 29, 2007.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred for attending meetings. At the discretion of the Board, directors are eligible to receive stock-based awards under the 1997 Plan. In 2006, none of the directors were granted stock-based awards for their service. The following table sets forth as of and for the year ended December 31, 2006 all compensation reportable for directors, as determined by SEC rules.

Director Compensation for 2006

Name	Stock Awards($)(1)
Jeffrey P. Bezos	$—
Tom A. Alberg	46,544	(2)
John Seely Brown	195,930	(3)
L. John Doerr	46,544	(2)
William B. Gordon	110,705	(4)
Myrtle S. Potter	173,858	(5)
Thomas O. Ryder	54,301	(6)
Patricia Q. Stonesifer	46,544	(2)

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The fair value of each award is recognized as an expense over the service period using the accelerated method under FAS 123(R). Assumptions made in the valuation of stock awards are discussed in Note 1, “Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2006 Annual Report on Form 10-K.

(2)	Restricted stock unit award for 30,000 shares that is vested as to 24,000 shares and vests as to 6,000 shares on November 6, 2007, assuming continued service as a director.

(3)	Restricted stock unit award for 12,500 shares that vests as to 7,500 shares on June 30, 2007 and as to 2,500 shares on each of June 30, 2008 and June 30, 2009, assuming continued service as a director.

(4)	Restricted stock unit award for 30,000 shares that is vested as to 18,000 shares and vests as to 6,000 shares on each of April 9, 2007 and April 9, 2008, assuming continued service as a director.

(5)	Restricted stock unit award for 12,500 shares that vests as to 7,500 shares on April 12, 2007 and vests as to 2,500 shares on each of April 12, 2008 and April 12, 2009, assuming continued service as a director.

(6)	Restricted stock unit award for 35,000 shares that is vested as to 28,000 shares and vests as to 7,000 shares on November 6, 2007, assuming continued service as a director.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG, LLP

Under the rules and regulations of the Securities and Exchange Commission, the Audit Committee is directly responsible for the appointment of the Company’s independent auditors. The Audit Committee has appointed, and is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2007. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of E&Y. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of E&Y. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2008 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and its internal control, and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of the Company’s subsidiaries. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2006 were $3,498,000. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $3,853,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2006 were $99,000. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $171,000.

Tax Fees

Tax fees were for tax reconciliation services for certain international entities. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2006 were $3,000. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $2,500.

All Other Fees

No other fees were billed to the Company by E&Y for the fiscal year ended December 31, 2006 or for the fiscal year ended December 31, 2005.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the full Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2006 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Myrtle S. Potter

Thomas O. Ryder

ITEM 3—RE-APPROVAL OF THE MATERIAL TERMS OF THE

PERFORMANCE GOALS IN THE 1997 PLAN PURSUANT TO SECTION 162(m) OF THE CODE

The Board of Directors recommends that shareholders re-approve the material terms of the performance goals for performance-based incentives in the 1997 Plan. Shareholders are not being asked to approve any amendment to the 1997 Plan or to re-approve the 1997 Plan itself. Approval of the material terms of the performance goals set forth in the 1997 Plan will allow certain awards made under the 1997 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to approve these performance goals. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the approval of these performance goals.

Section 162(m) places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which means any person who as of the last day of the fiscal year is the chief executive officer or one of the Company’s four highest compensated executive officers as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires shareholder approval of the material terms of the performance goals of the plan under which the compensation will be paid. While the Company’s shareholders previously approved the 1997 Plan and its material terms at the Company’s 2000 Annual Meeting, that approval satisfied the Section 162(m) requirements only through the Company’s 2005 Annual Meeting. Therefore, the Company is asking shareholders to re-approve the material terms of the performance goals under the 1997 Plan.

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 1997 Plan, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the 1997 Plan is discussed below.

Eligibility and Participation

Awards may be granted under the 1997 Plan to those officers, directors and employees of the Company and its subsidiaries as the plan administrator from time to time selects. The plan administrator for the 1997 Plan is the Leadership Development and Compensation Committee. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries. The approximate number of persons who currently are eligible to participate under the 1997 Plan is 13,900.

Performance Goals

The performance goals or criteria that may be applied to awards made in the form of or denominated in common stock under the 1997 Plan can be based upon profits or losses, revenue or profit growth or loss reduction, profit- or loss-related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the plan administrator may determine, in its sole discretion.

Maximum Grants under the 1997 Plan

The plan administrator has the authority in its sole discretion to determine the type or types of awards made under the 1997 Plan. Such awards may include, but are not limited to, stock options and awards made or denominated in shares of common stock. Awards may be granted singly or in combination. Not more than 4,500,000 shares of common stock may be made subject to awards under the 1997 Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 18 million shares to newly hired or newly promoted individuals. The foregoing share limitations will be proportionately adjusted by the plan administrator in the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in the Company’s outstanding shares (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of securities of the Company or of any other corporation or new, different or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock.

The Board believes that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation in the 1997 Plan. The Board is therefore asking shareholders to re-approve, for Section 162(m) purposes, the material terms of the performance goals set forth above. However, shareholder approval of the 1997 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 1997 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 1997 Plan’s performance goals for shareholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the 1997 Plan. Nothing in this proposal precludes the Company or the Leadership Development and Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Shareholders are not being asked to approve any changes to the 1997 Plan. A summary of other significant terms of the 1997 Plan is set forth as Appendix A to this proxy statement. The complete text of the 1997 Plan was filed as Appendix B to the Company’s 2000 Proxy Statement and is incorporated herein by reference. A copy of the 1997 Plan also can be obtained upon request from the Secretary of the Company. The summary of the 1997 Plan set forth in Appendix A is qualified in its entirety by reference to the actual text of the 1997 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE 1997 PLAN PURSUANT TO SECTION 162(m) OF THE CODE.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the common stock as of March 31, 2007 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the common stock, (ii) each director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. As of March 31, 2007 the Company had 409,105,182 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos	101,198,359		24.74%
1200 12th Avenue South, Suite 1200 Seattle, WA 98144

Legg Mason Capital Management, Inc.	81,765,399	(1)	19.99%
LMM, LLC
Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202

T. Rowe Price Associates, Inc.	26,523,305	(2)	6.48%
100 E. Pratt Street Baltimore, MD 21202

ClearBridge Advisors, LLC	22,889,408	(3)	5.60%
ClearBridge Asset Management, Inc.
Smith Barney Fund Management LLC 399 Park Avenue New York, NY 10022

The TCW Group, Inc. on behalf of the TCW Business Unit	21,371,331	(4)	5.22%
865 South Figueroa Street Los Angeles, CA 90017

Tom A. Alberg	185,612	(5)	*

John Seely Brown	1,000		*

L. John Doerr	2,925,749	(6)	*

William B. Gordon	37,600	(7)	*

Myrtle S. Potter	10,383	(8)	*

Thomas O. Ryder	38,000		*

Patricia Q. Stonesifer	59,883		*

Richard L. Dalzell	490,000	(9)	*

Diego Piacentini	96,252	(10)	*

Thomas J. Szkutak	90,013		*

Jeffrey A. Wilke	248,474	(11)	*

All Directors and Executive Officers as a group (20 persons)	105,751,646	(12)	25.85%

*	Less than 1%.

(1)	As of December 31, 2006, based on information provided in an amendment to Schedule 13G filed February 15, 2007. Each entity has declared shared voting and investment power over a portion of the reported shares.

(2)	As of December 31, 2006, based on information provided in a Schedule 13G filed February 13, 2007. T. Rowe Price Associates, Inc. has sole voting power with respect to 8,236,141 of the reported shares and sole investment power with respect to 26,380,205 of the reported shares and no shared voting and investment power with respect to the reported shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such shares; however, it expressly disclaims that it is, in fact, the beneficial owner of such shares.

(3)	As of December 31, 2006, based on information provided in a Schedule 13G filed February 6, 2007. Each entity has declared shared voting and investment power over a portion of the reported shares.

(4)	As of December 31, 2006, based on information provided in an amendment to Schedule 13G filed February 12, 2007. The TCW Group, Inc. and certain of its direct and indirect subsidiaries that together constitute the TCW Business Unit have shared voting power with respect to 18,457,000 of the reported shares and have shared investment power with respect to all of the reported shares.

(5)	Includes 22,000 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.

(6)	Includes 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership (“KPCB Info”). Mr. Doerr is a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Mr. Doerr disclaims beneficial ownership of the shares of common stock held by KPCB Info except to the extent of any indirect pecuniary interest in his distributive shares therein.

(7)	Includes 6,000 shares issuable under stock-based award that vest April 9, 2007.

(8)	Includes 7,500 shares issuable under stock-based award that vest April 12, 2007.

(9)	Includes 407,500 shares issuable under stock-based awards exercisable as of March 31, 2007 and 62,500 shares issuable under stock-based awards vesting from April 1, 2007 to May 30, 2007.

(10)	Includes 56,252 shares issuable under stock-based awards vesting from April 1, 2007 to May 30, 2007.

(11)	Includes 161,896 shares issuable under stock-based awards exercisable as of March 31, 2007 and 56,252 shares issuable under stock-based awards vesting from April 1, 2007 to May 30, 2007.

(12)	Includes 370,321 shares beneficially owned by other executive officers of the Company, of which 239,750 shares are issuable under stock-based awards exercisable as of March 31, 2007 and 77,229 shares are issuable under stock-based awards vesting from April 1, 2007 to May 30, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Amazon.com’s approach to compensating its employees, including its “named executive officers,” is to closely tie total compensation to long-term shareholder value, as reflected primarily in the Company’s stock price. “Named executive officers” are the Company’s (i) Chief Executive Officer, (ii) Chief Financial Officer and (iii) other three most highly compensated executive officers based on SEC regulations.

Named executive officer compensation consists of the following four components:

•	significant stock-based compensation,

•	below market base salaries,

•	new-hire cash bonuses, and

•	vacation, medical, 401(k), relocation and other employee benefits which are generally available to employees.

The Company’s employment offer letters with its named executive officers provide for at-will employment and generally describe the compensation components noted above.

Stock-Based Compensation.    The primary component of a named executive officer’s total compensation is stock-based compensation in order to closely tie total compensation to long-term shareholder value. Accordingly, named executive officers receive sizeable stock-based awards at the time of hire and are also eligible for stock-based awards on a periodic basis.

Since late 2002, the Company has used restricted stock units as its primary stock-based compensation vehicle. The Company believes that restricted stock units better align the long-term interests of named executive officers and shareholders and help efficiently manage overall shareholder dilution from stock awards. Mr. Szkutak, who joined the Company in 2002, received a restricted stock unit award at the time of hire and a subsequent restricted stock unit award in 2006. Messrs. Dalzell, Piacentini and Wilke, who joined prior to 2002, each received a stock option award at the time of hire, additional stock option and restricted stock awards prior to 2002, and, thereafter additional restricted stock unit awards. Mr. Bezos has never received any stock-based compensation from the Company.

In 2006, Messrs. Dalzell, Piacentini, Szkutak and Wilke received additional restricted stock unit awards. Restricted stock unit grant amounts and vesting for named executive officers, whether for new hire or periodic grants, are established by the Leadership Development and Compensation Committee after receiving recommendations from the Vice President of Human Resources and the Chief Executive Officer. The Vice President of Human Resources, the Chief Executive Officer and the Leadership Development and Compensation Committee consider various factors, including the named executive officer’s level of responsibility, past contributions to Company performance, and expected contributions to the Company’s future success, as well as the market compensation of similarly-situated executives at other companies. The Vice President of Human Resources and Chief Executive Officer develop grant recommendations by subjectively evaluating the factors above to set a total compensation target for each named executive officer and then designing new RSU grants to help meet those total compensation targets based on certain stock price assumptions, taking into account cash compensation and any unvested stock-based compensation awards held by the named executive officer. In this process, the Vice President of Human Resources and Chief Executive Officer view projected total compensation for a given year as cash compensation expected to be earned in that year plus the projected value of stock based compensation vesting in that year. In addition to time-based vesting schedules on such RSUs, the Company has the ability to impose additional vesting conditions designed to qualify the award as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code.

Base Salaries.    Base salaries for named executive officers are designed to be significantly less than those paid by similarly situated companies. Base salaries for named executive officers during 2006 ranged from $81,840 for Mr. Bezos to $211,502 for Mr. Dalzell. Due to Mr. Bezos’ substantial ownership in the Company (approximately 25%), Mr. Bezos again requested not to receive additional compensation in 2006, and has never received annual cash compensation in excess of his current amount. In addition, the salaries of the other named executive officers did not change in 2006.

New-Hire Cash Bonuses.    New-hire cash bonuses generally are paid in monthly installments to a named executive officer. These bonuses are also determined by the Leadership Development and Compensation Committee after receiving recommendations from the Chief Executive Officer and the Vice President of Human Resources. Bonuses are generally designed to provide appropriate total compensation to named executive officers until their stock-based compensation begins to vest. In 2006, Mr. Szkutak received the final installments of his new-hire cash bonus awarded in 2002. No other named executive officer received a bonus or bonus payments under a pre-existing bonus agreements in 2006.

Other Compensation and Benefits.    Named executive officers receive additional compensation in the form of vacation, medical, 401(k), relocation and other benefits generally available to all of the Company’s employees. The Company provides to Mr. Piacentini expatriation benefits, including a cost of living and housing allowance, together with tax reimbursements in connection with such benefits. The Company provides security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit. The Company does not provide any other perquisites or other personal benefits to its named executive officers.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. The Leadership Development and Compensation Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis and then recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Leadership Development and Compensation Committee

Patricia Q. Stonesifer

William B. Gordon

Compensation of Named Executive Officers

The following table sets forth for the year ended December 31, 2006 the compensation reportable for the named executive officers, as determined by SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	All Other Compensation		Total
Jeffrey P. Bezos Chief Executive Officer	2006	$81,840	$—		$—	$—	$1,200,000	(2)	$1,281,840
Thomas J. Szkutak SVP and Chief Financial Officer	2006	150,000	450,000	(3)	1,255,700	—	2,993	(4)	1,858,693
Richard L. Dalzell SVP and Chief Information Officer	2006	211,502	—		1,615,718	1,642,614	—		3,469,834
Diego Piacentini SVP, International Retail	2006	175,000	—		1,512,893	404,748	55,905	(5)	2,148,546
Jeffrey A. Wilke SVP, North America Retail	2006	155,000	—		1,818,005	404,748	3,162	(4)	2,380,915

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The fair value of each award is recognized as an expense over the service period using the accelerated method under FAS 123(R). Assumptions made in the valuation of stock and option awards are discussed, respectively, in Note 1, “Stock-Based Compensation,” in Item 8, “Financial Statements and Supplementary Data,” in the Company’s 2006 and 2005 Annual Reports on Form 10-K.

(2)	Represents the approximate incremental cost of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. The Company believes that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.

(3)	Represents a signing bonus. See “Employment Arrangements.”

(4)	Represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan.

(5)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,829 and tax reimbursement in connection with such benefits in the amount of $15,076. See “Employment Arrangements.”

Employment Arrangements

Diego Piacentini.    Mr. Piacentini’s 2000 employment offer letter provided for an initial annual salary of $175,000. Mr. Piacentini’s employment is for no specified length of time. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Piacentini $400,000 in February 2000, in accordance with his employment offer letter. Mr. Piacentini’s employment offer letter also provides for certain repatriation benefits, including a cost of living and housing allowance.

Thomas J. Szkutak.    Mr. Szkutak’s 2002 employment offer letter provided for an initial annual salary of $150,000. Mr. Szkutak’s employment is for no specified length of time. Mr. Szkutak received a signing bonus in the amount of $2,400,000, payable in equal monthly installments of $50,000 commencing October 2002 through September 2006. The Company also granted Mr. Szkutak a restricted stock unit award as described in the “Outstanding Equity Awards at 2006 Fiscal Year End” table.

The following table supplements the disclosure in the Summary Compensation Table with respect to stock awards made to the named executive officers in 2006.

Grants of Plan-Based Awards in Fiscal Year 2006

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value of Stock Awards(2)
Jeffrey P. Bezos
—	—	—		—

Thomas J. Szkutak
Restricted Stock Unit Award	4/5/06	74,898	(3)	$2,756,995

Richard L. Dalzell
Restricted Stock Unit Award	4/5/06	173,979	(4)	6,404,167

Diego Piacentini
Restricted Stock Unit Award	4/5/06	175,930	(5)	6,475,983

Jeffrey A. Wilke
Restricted Stock Unit Award	4/5/06	215,048	(6)	7,915,917

(1)	Represents shares subject to restricted stock unit awards that vest as set forth in the footnotes below. The Company has the ability to impose additional vesting conditions designed to qualify these awards as tax-deductible compensation under Section 162(m)(4)(c) of the Code.

(2)	Represents the aggregate grant date fair value of restricted stock unit awards received in fiscal year 2006, computed in accordance with FAS 123(R). Fair value is determined based on the number of shares granted multiplied by the average of the high and the low trading price of Amazon.com common stock on the grant date without regard to the fact that the grants vest over a number of years. The holder of the restricted stock unit award does not have any voting, dividend or other ownership rights in the shares of common stock subject to the award unless and until the award vests and the shares are issued.

(3)	Vests as to 18,725 shares on May 15, 2010, 18,724 shares on August 15, 2010, 18,725 shares on November 15, 2010 and 18,724 shares on February 15, 2011, assuming continued employment.

(4)	Vests as to 14,744 shares on May 15, 2008, 14,743 shares beginning August 15, 2008 and each quarter thereafter through February 15, 2009, 14,431 shares on May 15, 2009, 14,430 shares beginning August 15, 2009 and each quarter thereafter through February 15, 2010, 14,322 shares on May 15, 2010 and 14,321 shares beginning August 15, 2010 and each quarter thereafter through February 15, 2011, assuming continued employment.

(5)	Vests as to 13,345 shares beginning May 15, 2008 and each quarter thereafter through February 15, 2009, 15,871 shares on May 15, 2009, 15,870 shares beginning August 15, 2009 and each quarter thereafter through February 15, 2010, 14,768 shares on May 15, 2010 and 14,767 shares beginning August 15, 2010 and each quarter thereafter through February 15, 2011, assuming continued employment.

(6)	Vests as to 8,335 shares beginning May 15, 2008 and each quarter thereafter through November 15, 2008, 8,334 shares on February 15, 2009, 15,140 shares beginning May 15, 2009 and each quarter thereafter through November 15, 2009, 15,139 shares on February 15, 2010, 30,288 shares on May 15, 2010, 30,287 shares on August 15, 2010, 30,288 shares on November 15, 2010 and 30,287 shares on February 15, 2011, assuming continued employment.

Outstanding Equity Awards at Fiscal Year-End and Equity Awards Realized in 2006

The following table sets forth information concerning the outstanding options and stock awards held at December 31, 2006 by the named executive officers.

Outstanding Equity Awards at 2006 Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
	Exercisable	Unexercisable
Jeffrey P. Bezos
	—	—	—	—	—		—

Thomas J. Szkutak
RSUs	—	—	—	—	289,183	(2)	$11,411,161

Richard L. Dalzell
Stock Option(3)	400,000	100,000	$71.28	3/26/09
Stock Option(4)	7,500	—	30.88	7/27/10
Stock Option(5)	—	249,998	8.55	4/4/11
RSUs	—	—	—	—	198,706	(6)	7,840,939

Diego Piacentini
Stock Option(7)	—	281,260	7.93	9/6/11
RSUs	—	—	—	—	200,657	(8)	7,917,925

Jeffrey A. Wilke
Stock Option(7)	149,394	281,260	7.93	9/6/11
RSUs	—	—	—	—	259,146	(9)	10,225,901

(1)	Reflects the closing market price of Amazon.com common stock on December 29, 2006, $39.46, multiplied by the number of restricted stock units that were not vested as of December 31, 2006.

(2)	Reflects shares of Amazon.com common stock subject to: (a) a restricted stock unit award for 500,000 shares, the unvested portion of which vests as to 71,430 shares on each of October 1, 2007 and October 1, 2008 and 71,425 shares on October 1, 2009, assuming continued employment and (b) a restricted stock unit award for 74,898 shares vesting as disclosed in footnote 3 to the “Grants of Plan-Based Awards in Fiscal Year 2006” table above.

(3)	Nonqualified stock option for 500,000 shares, the unvested portion of which vests as to 100,000 shares on November 8, 2007, assuming continued employment.

(4)	Nonqualified stock option for 150,000 shares and fully vested.

(5)	Nonqualified stock option for 1,400,000 shares, the unvested portion of which vests as to 62,499 shares on February 8, 2007, 62,500 shares on May 11, 2007, 62,499 shares on August 8, 2007 and 62,500 shares on November 8, 2007, assuming continued employment. The difference between the aggregate closing price of Amazon.com common stock of $39.46 on December 29, 2006 and the aggregate exercise price of the unvested portion of this option was $7,727,438.

(6)

Reflects shares of Amazon.com common stock subject to: (a) a restricted stock unit award for 8,662 shares that vests as to 2,165 shares on August 15, 2008, 2,166 shares on November 15, 2008, 2,165 shares on February 15, 2009, and 2,166 shares on May 15, 2009, assuming continued employment, (b) a restricted stock unit award for 16,065 shares that vests as to 3,013 shares on August 15, 2008, 3,012 shares beginning November 15, 2008 and each quarter thereafter through May 15, 2009 and 1,004 shares beginning August 15, 2009 and each quarter thereafter through May 15, 2010, assuming continued employment; and

(c) a restricted stock unit award for 173,979 shares vesting as disclosed in footnote 4 to the “Grants of Plan-Based Awards in Fiscal Year 2006” table above.

(7)	Nonqualified stock option for 1,225,000 shares, the unvested portion of which vests as to 56,252 shares beginning February 14, 2007 and each quarter thereafter through February 14, 2008, assuming continued employment. The difference between the aggregate closing price of Amazon.com common stock of $39.46 on December 29, 2006 and the aggregate exercise price of the unvested portion of this option was $8,868,128.

(8)	Reflects shares of Amazon.com common stock subject to: (a) a restricted stock unit award for 8,662 shares that vests as to 2,165 shares on May 15, 2008, 2,166 shares on August 15, 2008, 2,165 shares on November 15, 2008 and 2,166 shares on February 15, 2009, assuming continued employment; (b) a restricted stock unit award for 16,065 shares that vests as to 3,013 shares on May 15, 2008, 3,012 shares beginning August 15, 2008 and each quarter thereafter through February 15, 2009 and 1,004 shares beginning May 15, 2009 and each quarter thereafter through February 15, 2010, assuming continued employment; and (c) a restricted stock unit award for 175,930 shares vesting as disclosed in footnote 5 to the “Grants of Plan-Based Awards in Fiscal Year 2006” table above.

(9)	Reflects shares of Amazon.com common stock subject to: (a) a restricted stock unit award for 17,324 shares that vests as to 4,331 shares beginning May 15, 2008 and each quarter thereafter through February 15, 2009, assuming continued employment; (b) a restricted stock unit award for 26,774 shares that vests as to 5,020 shares on May 15, 2008 and August 15, 2008, 5,019 shares on November 15, 2008 and February 15, 2009 and 1,674 shares beginning May 15, 2009 and each quarter thereafter through February 15, 2010, assuming continued employment; and (c) a restricted stock unit award for 215,048 shares vesting as disclosed in footnote 6 to the “Grants of Plan-Based Awards in Fiscal Year 2006” table above.

The following table sets forth information concerning option exercises and stock awards that vested during the last fiscal year by or for the named executive officers.

Options Exercised and Stock Vested in 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized upon Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Jeffrey P. Bezos	—	$—	—	$—
Thomas J. Szkutak	—	—	71,430	2,205,044
Richard L. Dalzell	312,502	10,300,066	20,000	701,400
Diego Piacentini	225,008	6,758,893	20,000	730,600
Jeffrey A. Wilke	193,744	5,988,429	20,000	730,600

(1)	Amount is the difference between the market price (closing price) of Amazon.com common stock at the time of exercise and the exercise price of the options.

(2)	Amount is the number of shares of stock or units vesting multiplied by the market price (closing price) of Amazon.com common stock on the vesting date.

Potential Payments Upon Termination of Employment or Change-In-Control

Termination and Change-in-Control Agreements or Arrangements

The Company does not have arrangements with any of its named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Upon termination of employment for any reason other than for cause, as defined in the 1997 Plan, a named executive officer may exercise vested stock options within three months of termination (unless the term of the vested stock option expires before that time), but all unvested restricted stock units and unvested options expire on the date of termination. In the event of termination for cause, all vested stock options would automatically terminate as well, unless the plan administrator determines otherwise.

Change-in-Control Provisions of 1997 Plan

In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan will automatically accelerate so that such awards become 100% vested and exercisable immediately before the Corporate Transaction. On a hypothetical basis, assuming the Leadership Development and Compensation Committee had made such a determination in a Corporate Transaction that closed on December 31, 2006, the dollar value of the stock-based awards held by named executive officers that would have vested based on the closing price of Amazon.com common stock of $39.46 on December 29, 2006 is set forth in the “Outstanding Equity Awards at 2006 Fiscal Year End” table and the footnotes thereto.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	18,963,309	(1)	$19.49	(2)	100,417,694	(3)
Equity compensation plans not approved by shareholders	2,990,461		13.86		18,750,084

Total	21,953,770	(4)	18.72		119,167,778

(1)	Includes 14,559,027 shares issuable pursuant to restricted stock unit awards, which awards may be granted only under the Company’s shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.
(2)	Calculation excludes shares subject to restricted stock unit awards.
(3)	For the fiscal years 2001 through 2010, the maximum number of shares issuable pursuant to the 1997 Plan is increased as of the first day of each fiscal year of the Company by an amount equal to (a) the lesser of (i) 4% of the outstanding common stock as of the end of the immediately preceding fiscal year, and (ii) 15 million shares, or (b) a lesser amount as determined by the Leadership Development and Compensation Committee.
(4)	Excludes 14,917 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $2.40 that are outstanding under stock option plans assumed by the Company as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not officers or Directors of the Company. Restricted stock units, the Company’s primary form of stock-based compensation since 2002, are not granted from the 1999 Plan. The 1999 Plan has not been approved by the Company’s shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers of the Company, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

An employee of Amazon.com who shares the same household as Brian Valentine, an executive officer of the Company, earns an annual salary of approximately $120,000 and was granted restricted stock unit awards in 2006 consistent with awards provided to other Company employees of the same level with similar responsibilities.

The Company owns 13.7% of the stock of drugstore.com and under the terms of a voting agreement has the right to designate a nominee for election to the drugstore.com board of directors. The Company has designated Geoff Entress to serve on the drugstore.com board. Mr. Entress is a principal of Madrona Venture Group, L.L.C. (“Madrona”), a venture capital firm in which Amazon.com director Tom Alberg is a managing director. While the Company and Madrona are not affiliates, in exchange for Mr. Entress’ agreement to serve as the Company’s designated nominee, the Company has agreed to indemnify Mr. Entress and Madrona from losses, claims, damages, liabilities or expenses incurred as a result of Mr. Entress’s service as a director of drugstore.com, subject to certain limits and only to the extent not covered by any indemnification or insurance provided by or on behalf of drugstore.com.

Two brothers of Kal Raman, a former executive officer of the Company, are employees of the Company and earn annual salaries of approximately $130,000 and $111,000, respectively. They also have been awarded signing bonuses and restricted stock unit grants consistent with bonuses and grants provided to other Company employees of the same level with similar responsibilities.

The Audit Committee reviews and, as appropriate, approves and ratifies transactions that qualify for disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2006, its officers, directors and greater-than-10% shareholders timely filed all reports required by Section 16(a).

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $5,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2008 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Secretary of the Company, Amazon.com, 1200 12th Avenue South, Suite 1200, Seattle, WA 98144-2734, and must be received by 11:59 p.m. Pacific time on Saturday, December 29, 2007. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require shareholders desiring to bring nominations for directors or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the shareholder seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2008 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than Sunday, March 16, 2008, and no later than Tuesday, April 15, 2008. However, in the event the 2008 Annual Meeting of Shareholders is to be held on a date that is more than 30 days before or more than 60 days after June 14, 2008, then such notice must be received not earlier than the 90th day prior to the date of the 2008 Annual Meeting of Shareholders, and not later than the later to occur of (i) the 60th day prior to the date of such annual meeting, or (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure was made. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT

A copy of the Company’s combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2006 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

If you would like an additional copy of the 2006 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will promptly send a copy to you upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108-1226, or by calling 1-800-426-6825.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save your company money by reducing printing and postage costs.

APPENDIX A

SUMMARY OF THE 1997 STOCK INCENTIVE PLAN

Description of the 1997 Plan

The 1997 Plan provides a means whereby employees, directors, officers, consultants, agents, advisors and independent contractors of the Company may be granted stock awards, ISOs or nonqualified stock options (“NSOs”) to acquire shares of Common Stock. Subject to adjustment required in the event of any recapitalization of the Company, the numbers of shares available for issuance under the 1997 Plan as amended will be as described above.

The Leadership Development and Compensation Committee of the Company’s Board of Directors is the plan administrator for the 1997 Plan. The plan administrator is authorized to make awards of Common Stock on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise) as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

The number of shares available for issuance is subject to an annual increase, beginning on the first day of the Company’s fiscal year, equal to (i) the lesser of (a) 4% of the outstanding common shares as of the end of the immediately preceding fiscal year and (b) 15,000,000 shares or (ii) a lesser amount determined by the plan administrator; provided that any shares from any such increases in previous years that are not actually issued will be added to the aggregate number of shares available for issuance under the 1997 Plan. The number of shares available for grant under the 1997 Plan is also increased by any shares that are subject to outstanding grants under the Company’s 1994 Stock Option Plan and that again become available for grant under the Prior Plan in accordance with its terms. Shares subject to awards granted under the 1997 Plan that have lapsed or terminated may again become subject to awards granted under the plan. As of March 31, 2007, 115,020,765 shares remained available for grant under the 1997 Plan. As of that date, approximately 18,296,023 shares were subject to outstanding grants under the 1997 Plan, of which 3,823,660 represent outstanding options and 14,472,363 represent outstanding restricted stock units and stock awards. Information regarding the number of awards held by each of our directors and named executive officers that were granted under the 1997 Plan is set forth on page 6 and 17 of this proxy statement, and all directors and executives as a group hold options covering 1,799,169 shares and restricted stock units and stock awards covering 2,974,471 shares. On March 30, 2007, the average of the high and low sale prices of the Common Stock was $39.83 per share, as reported by the Nasdaq National Market.

Not more than 4,500,000 shares of common stock may be made subject to awards under the 1997 Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 18 million shares to newly hired or newly promoted individuals. The maximum number of shares that may be issued pursuant to options that are intended to qualify as incentive stock options (“ISOs”) will be 251,025,075 shares. The share limitations described in this and the preceding paragraph will be proportionately adjusted by the plan administrator in the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in the Company’s outstanding shares (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of securities of the Company or of any other corporation or new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company.

Subject to the terms of the 1997 Plan, the plan administrator is authorized to make awards of restricted stock units, restricted stock and other awards of Common Stock or denominated in units of Common Stock, in each case on such terms and conditions and subject to such restrictions, if any as the plan administrator shall determine. The terms of such awards may be based on continuous service with the Company or the achievement of performance goals specified by the plan administrator. The plan administrator may in its discretion waive the forfeiture period and any other terms, conditions or restrictions on any such award, except that the plan administrator may not adjust performance goals for any such award intended to be exempt under Section 162(m) of the Code in such a manner as would increase the amount otherwise payable to a participant.

Subject to the terms of the 1997 Plan, the plan administrator determines the terms and conditions of stock options granted under the plan, including the exercise price of options granted under the plan. The 1997 Plan provides that the plan administrator must establish an exercise price for ISOs that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 1997 Plan and the tax laws pertaining to ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant.

The option exercise price may be paid in cash or by check, by tendering shares of Common Stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise, by any combination of the foregoing, or with such other consideration as the plan administrator may permit. Unless otherwise established by the plan administrator, the term of each option is ten years from the date of grant, except that if ISOs are granted to persons owning more than 10% of the Company’s voting stock, the term may not exceed five years. Unless otherwise provided by the plan administrator, options granted under the 1997 Plan vest over five years, at a rate of 20% per year for two years, then an additional 5% for each three months of employment completed thereafter.

No stock award or option may be transferred by the optionee other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the plan administrator. Unless otherwise established by the plan administrator, an optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, retirement, death or disability, as such terms are defined in the 1997 Plan) may exercise options, to the extent vested on the date of termination, in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). In the event the optionee is terminated for cause, the options terminate upon the first notification to the optionee of such termination. In the event the optionee retires, dies or becomes permanently and totally disabled, options vested as of the date of retirement, death or disability may be exercised prior to the earlier of the option’s specified expiration date and one year from the date of the optionee’s retirement, death or disability.

In the event of a Corporate Transaction (as defined in the 1997 Plan), the plan administrator will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of the options under the 1997 Plan or substitution of appropriate new options covering the stock of the successor corporation or an affiliate of the successor corporation. If the plan administrator determines that no such assumption or substitution will be made, each outstanding option under the 1997 Plan will automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction.

The 1997 Plan does not have a fixed expiration date. No ISOs may be granted under the 1997 Plan, however, more than ten years after the later of (i) the plan’s adoption by the Board and (ii) the adoption by the Board of any amendment to the plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences

The material U.S. federal income tax consequences to the Company and to any person granted a stock award or an option under the 1997 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

NSOs.    No income will be recognized by an optionee upon the grant of an NSO. Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

ISOs.    No income will be recognized by an optionee upon the grant of an ISO. The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee’s termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the 1997 Plan).

Upon the exercise of an ISO during employment or within three months after the optionee’s termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms’ length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

Company Deduction.    In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code. As discussed above, certain performance-based compensation is not subject to the Section 162(m) limitation on deductibility. Stock options and restricted stock and performance share awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) and Treasury Regulations promulgated thereunder. The 1997 Plan has been drafted to allow, but not require, compliance with those performance-based criteria.

April 27, 2007

Re: Amazon.com, Inc. 2007 Annual Meeting of Shareholders

Dear 401(k) Plan Participant:

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of Amazon.com, Inc. that are held in the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the Company credited to your 401(k) plan account on the matters presented at the Company’s 2007 Annual Meeting. The Plan trustee will vote as you have directed. All shares for which a proxy card was not timely received will be voted by the trustee on each matter in the same proportion as shares actually voted by participants who timely delivered proxy cards. Your proxy card will be kept confidential and will not be disclosed to the Company.

Participant proxy cards will be tabulated by the Company’s transfer agent, Mellon Investor Services. To be timely, your proxy card must be received by Mellon Investor Services no later than 11:59 PM Eastern Time on June 11, 2007.

The Proxy Statement for the 2007 Annual Meeting and the Company’s 2006 Annual Report can be viewed online at www.amazon.com/ir.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.

P R O X Y

AMAZON.COM, INC.

Annual Meeting of Stockholders - June 14, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on June 14, 2007 at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, WA 98109, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You can now access your AMAZON.COM, INC. account online.

Access your Amazon.com, Inc. shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Amazon.com, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ® is a registered trademark

of Mellon Investor Services LLC

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS BELOW:	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Item 1	FOR ALL	WITHHELD FOR ALL	The Board of Directors recommends a vote “FOR” Item 2	FOR	AGAINST	ABSTAIN
ITEM 1 - ELECTION OF DIRECTORS	☐	☐	ITEM 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
Nominees: 01 Jeffrey P. Bezos 02 Tom A. Alberg 03 John Seely Brown 04 L. John Doerr 05 William B. Gordon 06 Myrtle S. Potter 07 Thomas O. Ryder 08 Patricia Q. Stonesifer

The Board of Directors recommends a vote “FOR” Item 3

ITEM 3 - RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE 1997 STOCK INCENTIVE PLAN PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

FOR AGAINST ABSTAIN ☐ ☐ ☐

			I PLAN TO ATTEND THE MEETING			☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.) __________________________________________________			The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é  FOLD AND DETACH HERE  é

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET

OR TELEPHONE VOTING, BOTH ARE AVAILABLE

24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/amzn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and

return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, Investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy

Statement on the internet at www.amazon.com/ir

P R O X Y

AMAZON.COM, INC.

Annual Meeting of Stockholders - June 14, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on June 14, 2007 at the Seattle Repertory Theatre, 155 Mercer Street, Seattle, WA 98109, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THIS PROXY, WHEN PROPERLY EXECUTED , WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS BELOW:	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Item 1.	FOR ALL	WITHHELD FOR ALL	The Board of Directors recommends a vote “FOR” Item 2.	FOR	AGAINST	ABSTAIN

ITEM 1 - ELECTION OF DIRECTORS	☐	☐	ITEM 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐
Nominees: 01 Jeffrey P. Bezos 02 Tom A. Alberg 03 John Seely Brown 04 L. John Doerr 05 William B. Gordon 06 Myrtle S. Potter 07 Thomas O. Ryder 08 Patricia Q. Stonesifer

The Board of Directors recommends a vote “FOR” Item 3.

ITEM 3 - RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE 1997 STOCK INCENTIVE PLAN PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

				FOR ☐	AGAINST ☐	ABSTAIN ☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)	I PLAN TO ATTEND THE MEETING	☐
The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET

OR TELEPHONE VOTING, BOTH ARE AVAILABLE

24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/amzn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy

Statement on the internet at www.amazon.com/ir